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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2005, relating to the consolidated financial statements and schedule of LMI Aerospace, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.




                                              /s/BDO Seidman, LLP


St. Louis, Missouri
July 18, 2005